Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of December 29, 2006 (the “Amendment”), is executed by and among HURON CONSULTING GROUP INC., a Delaware corporation (the “Borrower” or the “Company”), HURON CONSULTING GROUP HOLDINGS LLC, a Delaware limited liability company (“HCG”), HURON CONSULTING SERVICES LLC, a Delaware limited liability company (“HCS”), SPELTZ & WEIS LLC, a Delaware limited liability company (“SW”), Huron (UK) LIMITED, a UK limited liability company (“Huron UK”), AAXIS TECHNOLOGIES, INC., a Virginia corporation (“ATI”) and FAB ADVISORY SERVICES, LLC, an Illinois limited liability company (“FAB”), each of HCG, HCS, SW, Huron UK, ATI and FAB being referred to herein as a “Guarantor” and collectively referred to herein as the “Guarantors”), and LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), Arranger and Lender (“LaSalle”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Syndication Agent and Lender (“JPMorgan”), and FIFTH THIRD BANK, a Michigan banking corporation, as Lender (“Fifth Third”) (the foregoing three Lenders shall collectively be referred to herein as the “Lenders”).

R E C I T A L S:

A. The Borrower, Administrative Agent, and Lenders entered into that certain Credit Agreement dated as of June 7, 2006 (the “Credit Agreement”), providing for the Lenders to make Revolving Loans to the Borrower in the aggregate principal amount of up to Seventy-Five Million and 00/100 Dollars ($75,000,000.00) evidenced by the following notes (collectively, the “Existing Revolving Notes”): (i) that certain Revolving Note dated as of June 7, 2006 in the maximum principal amount of Thirty-Five Million and 00/100 Dollars ($35,000,000.00) executed by the Borrower in favor of LaSalle and made payable to the order of LaSalle; (ii) that certain Revolving Note dated as of June 7, 2006 in the maximum principal amount of Twenty Million and 00/100 Dollars ($20,000,000.00) executed by the Borrower in favor of JPMorgan and made payable to the order of JPMorgan; and (iii) that certain Revolving Note dated as of June 7, 2006 in the maximum principal amount of Twenty Million and 00/100 Dollars ($20,000,000.00) executed by the Borrower in favor of Fifth Third and made payable to Fifth Third.

B. In connection with the Credit Agreement, HCS, HCG, SW, and Huron UK executed that certain Guaranty Agreement dated as of June 7, 2006, and ATI, FAB and Document Review Consulting Services LLC, a Delaware limited liability company (“DRC”) executed that certain Guaranty Agreement dated as of August 14, 2006, both of which Guaranty Agreements were for the benefit of the Lenders (each such Guaranty Agreement being referred to herein as a “Guaranty” and collectively as the “Guaranties”) (DRC subsequently was merged into another Guarantor and therefore no longer exists as a separate entity).

C. Borrower has requested to increase the maximum amount of principal that may be borrowed under the Credit Agreement to One Hundred Thirty Million Dollars and 00/100 ($130,000,000.00) in order to enable Borrower to consummate the following

Proposed Acquisitions (collectively, the “Proposed Acquisitions”) in early January, 2007: (i) acquisition in the aggregate amount of approximately Sixty-Five Million and 00/100 ($65,000,000.00), but not to exceed Seventy Million and 00/100 Dollars ($70,000,000.00), to acquire all of the outstanding capital stock of Wellspring Partners, Ltd., a Delaware corporation (“Wellspring”); and (ii) acquisition in the aggregate amount of approximately Thirty Million and 00/100 Dollars ($30,000,000.00), but not to exceed Thirty-Five Million and 00/100 Dollars ($35,000,000.00), to acquire all of the outstanding capital stock of Glass & Associates, Inc., a Delaware corporation (“Glass”).

D. Borrower has also requested that Administrative Agent and Lenders consent to the maximum amount of debt to be utilized in connection with the Proposed Acquisitions; as such consent is required to be obtained under the Credit Agreement.

E. Administrative Agent and Lenders have agreed to increase the maximum amount of the Revolving Commitment to One Hundred Thirty Million and 00/100 Dollars ($130,000,000.00) and to provide the consent requested by Borrower, pursuant to and on the terms and conditions set forth below, including but not limited to certain terms related to pricing.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Guarantors, the Administrative Agent and the Lenders hereby agree as follows:

A G R E E M E N T S:

1. RECITALS. The foregoing Recitals are hereby made a part of this Amendment.

2. DEFINITIONS. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Credit Agreement.

3. CONSENT. Section 11.4(a)(iii)(C) of the Credit Agreement prohibits any Acquisition by the Company where aggregate debt utilized by the Loan Parties in connection with said Acquisition is greater than or equal to Thirty Million and 00/100 Dollars ($30,000,000.00). To induce Administrative Agent and Lenders to waive this covenant with respect to the Proposed Acquisitions and to consent to the Proposed Acquisitions, (i) Borrower hereby covenants and agrees that, as required under Section 11.4(a)(iii)(I) of the Credit Agreement, simultaneously with the closing of each of the Proposed Acquisitions, Borrower will cause both Wellspring and Glass to each execute and deliver to Administrative Agent a Guaranty, in the form of Exhibit “B” hereto, and (ii) Borrower hereby represents and warrants to Administrative Agent and Lenders that, except for the provision of Section 11.4(a)(iii)(C), (a) all of the other conditions under Section 11.4 of the Credit Agreement which are required for each of the Proposed Acquisitions will have been or will be satisfied prior to the closing of each of the Proposed Acquisitions, (b) the consummation of each of the Proposed

Acquisitions, both individually and on a collective basis, will not result in an Event of Default under the Credit Agreement or any of the other Loan Documents executed in connection therewith, and (c) none of the Borrower’s covenants, including but not limited to the financial covenants in Section 11.12 of the Credit Agreement, will be breached by the consummation of either or both of the Proposed Acquisitions.

4. AMENDMENTS TO THE CREDIT AGREEMENT.

4.1 Revolving Commitment. The definition of “Revolving Commitment” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Revolving Commitment” means One Hundred Thirty Million and 00/100 Dollars ($130,000,000.00), as reduced from time to time pursuant to Section 6.1.”

4.2 Annex A. Annex A to the Credit Agreement is hereby amended to read in its entirety as set forth in Annex A to this Amendment.

4.3 Revolving Note. All references in the Loan Agreement to the “Revolving Note”, “Note” or “Notes” (collectively, the “Notes”) shall be deemed to be references to the Revolving Note in the form of Exhibit “A” attached hereto and made a part hereof. Borrower shall execute and deliver Notes in the form of Exhibit “A” hereto in favor of each of the Lenders which shall replace the existing Notes and reflect the increased Pro Rata Shares of each of the Lenders set forth in Annex A to this Amendment (collectively, the “Replacement Notes”).

4.4 Applicable Margin. (a) The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended to add the following sentence at the beginning of the paragraph immediately below the pricing chart included within such definition:

“In calculating the Total Debt to EBITDA Ratio for purposes of determining the Applicable Margin, EBITDA shall be measured on a trailing twelve month basis and such ratio shall be adjusted for Proposed Acquisitions permitted under Section 11.4 of this Agreement based on the pro forma financial statements provided by the Company which properly take into account such Proposed Acquisitions.”

(b) The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby further amended to add the following provision to the end of the definition of “Applicable Margin”

“Notwithstanding the immediately preceding provision, for purposes of determining the LIBOR Margin, the Base Rate Margin, the Non-Use Fee Rate and the L/C Fee Rate based upon the measurement of the Total Debt to EBITDA Ratio for the Borrower’s fiscal quarter ending December 31, 2006, the pro forma debt and pro forma EBITDA of the Borrower upon the closing of the Proposed Acquisitions shall be taken into account and reflected in such measurement.”

5. AGENT FEE LETTER. Contemporaneous with the execution and delivery by Borrower of this Amendment, Borrower shall execute and deliver an Agent Fee Letter in form and substance satisfactory to Administrative Agent.

6. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Amendment, the Borrower hereby certifies, represents and warrants to the Bank that:

6.1 Organization. The Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware. The Borrower is duly qualified to do business in each jurisdiction where the nature of its activities require such qualification except where the failure to be so qualified would not have a Material Adverse Effect. The Articles of Incorporation and Bylaws, Borrowing Resolutions and Incumbency Certificate of the Borrower have not been changed or amended since the most recent date that certified copies thereof were delivered to the Bank.

6.2 Authorization. The Borrower is duly authorized to execute and deliver this Amendment and is duly authorized to borrow monies under the Credit Agreement, as amended hereby, and to perform its Obligations under the Credit Agreement, as amended hereby.

6.3 No Conflicts. The execution and delivery of this Amendment, the borrowings under the Credit Agreement, as amended hereby, and the performance by the Borrower of its Obligations under the Credit Agreement, as amended hereby, do not require any consent or approval of any governmental agency or authority and do not conflict with any provision of law or of the Certificate of Incorporation or Bylaws of the Borrower or any agreement binding upon the Borrower (except for any such agreement the conflict with which would not have a Material Adverse Effect).

6.4 Validity and Binding Effect. The Credit Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity.

6.5 Compliance with Credit Agreement. The representations and warranties set forth in Section 9 of the Credit Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Administrative Agent and except for such changes as are specifically permitted under the Credit Agreement. In addition, the Borrower has complied with and is in compliance with all of the covenants set forth in the Credit Agreement.

6.6 No Event of Default. As of the date hereof, no Event of Default under the Credit Agreement, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred and is continuing.

7. WAIVER OF EVENT OF DEFAULT. Based upon the foregoing (including, but not limited to the covenants, representations and warranties of Borrower in Section 3 above), and specifically in reliance on Section 6 hereof, Administrative Agent and Lenders hereby waive Section 11.4(a)(iii)(C) with respect to the Proposed Acquisitions and consent to Borrower and the other Loan Parties utilizing aggregate debt in excess of Thirty Million and 00/100 Dollars ($30,000,000.00) in connection with each of the Proposed Acquisitions; provided that the aggregate debt utilized in connection with the acquisition of Wellspring shall not exceed Seventy Million and 00/100 Dollars ($70,000,000.00) and the aggregate debt utilized in connection with the acquisition of Glass shall not exceed Thirty-Five Million and 00/100 Dollars ($35,000,000.00).

8. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above first written after receipt by the Administrative Agent of the following:

8.1 Amendment. This Amendment executed by the Borrower, the Guarantors, the Administrative Agent and the Lenders.

8.2 Replacement Notes. The Replacement Notes in favor of each of the Lenders executed by the Borrower.

8.3 Agent Fee Letter and Fees. The Agent Fee Letter executed by the Borrower and the payment of the upfront fees payable thereunder by the Borrower, with such amount payable upon the execution and delivery of this Amendment by the Borrower to the Administrative Agent.

8.4 Resolutions. A certified copy of resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment and the related loan documents.

8.5 Affirmation of Guaranties. The Affirmation of Guaranties executed by the Guarantors in the form attached hereto.

8.6 Other Documents. Such other documents, certificates, resolutions and/or opinions of counsel as the Bank may request.

9. GENERAL.

9.1 Governing Law; Severability. This Amendment shall be construed in accordance with and governed by the laws of Illinois, without regard to conflicts of laws principles. Wherever possible each provision of the Credit Agreement and this

Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement or this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Credit Agreement and this Amendment.

9.2 Successors and Assigns. This Amendment shall be binding upon the Borrower, the Guarantors and the Administrative Agent, Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and the Lenders and the successors and assigns of the Administrative Agent and the Lenders.

9.3 Continuing Force and Effect of Loan Documents, Guaranties. Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. The Borrower, by execution of this Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Credit Agreement and the other Loan Documents. Each of the Guarantors, by execution of this Amendment, hereby reaffirms, assumes and binds themselves to all of the obligations, duties, rights, covenants, terms and conditions that are contained in their respective Guaranty.

9.4 References to Credit Agreement. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, and each reference to the Credit Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Credit Agreement, as amended hereby.

9.5 Expenses. The Borrower shall pay all reasonable costs and expenses in connection with the preparation of this Amendment and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Administrative Agent or any of the Lenders or any affiliate or parent of any of such parties. The Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

9.6 Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Credit Agreement as of the date first above written.

BORROWER:

HURON CONSULTING GROUP INC., a Delaware corporation

By:	/s/ Daniel P. Broadhurst
Name:	Daniel P. Broadhurst
Title:	VP of Operation

GUARANTORS:

HURON CONSULTING GROUP HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Daniel P. Broadhurst
Name:	Daniel P. Broadhurst
Title:	VP of Operation

HURON CONSULTING SERVICES LLC, a Delaware limited liability company

By:	/s/ Daniel P. Broadhurst
Name:	Daniel P. Broadhurst
Title:	VP of Operation

SPELTZ & WEIS LLC, a Delaware limited liability company

By:	/s/ Daniel P. Broadhurst
Name:	Daniel P. Broadhurst
Title:	VP of Operation

HURON (UK) LIMITED, a UK limited liability company

By:	/s/ Daniel P. Broadhurst
Name:	Daniel P. Broadhurst
Title:	VP of Operation

AAXIS TECHNOLOGIES, INC., a Virginia corporation

By:	/s/ Daniel P. Broadhurst
Name:	Daniel P. Broadhurst
Title:	VP of Operation

FAB ADVISORY SERVICES, LLC, an Illinois limited liability company

By:	/s/ Daniel P. Broadhurst
Name:	Daniel P. Broadhurst
Title:	VP of Operation

LENDERS:

LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent and Lender

By:	/s/ David Bacon
Name:	David Bacon
Title:	FVP

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, as Syndication Agent and Lender

By:	/s/ Nathan Margol
Name:	Nathan Margol
Title:	Vice President

FIFTH THIRD BANK, a Michigan banking corporation, as Lender

By:	/s/ Marc Summe
Name:	Marc Summe
Title:	Commercial Loan Officer

EXHIBIT “A”

FIRST AMENDED AND RESTATED REVOLVING NOTE

December 29, 2006
$	Chicago, Illinois

The undersigned, for value received, promises to pay to the order of                                          (the “Lender”) at the principal office of                      (the “Administrative Agent”) in Chicago, Illinois the aggregate unpaid amount of all Loans made to the undersigned by the Lender pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable on the dates set forth in the Credit Agreement.

The undersigned further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of June 7, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, certain financial institutions (including the Lender) and the Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

This First Amended and Restated Revolving Note amends and restates in its entirety and replaces that certain Revolving Note dated June 7, 2006 from the Borrower in favor of the Lender in the principal amount of $                     (the “Original Revolving Note”) and this Note is not a repayment or novation of the Original Revolving Note.

This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

HURON CONSULTING GROUP INC.

By:
Title:

EXHIBIT “B”

GUARANTY

ANNEX A

LENDERS AND PRO RATA SHARES

Lender	Revolving Commitment Amount		Pro Rata Share*/
LaSalle Bank National Association	$50,000,000.00	**/	38.461538461%
JPMorgan Chase Bank, National Association	$40,000,000.00		30.769230769%
FIFTH THIRD BANK, a Michigan banking corporation	$40,000.000.00		30.769230769%

TOTALS:	$130,000,000.00		100%

*/	Carried out to nine decimal places
**/	Includes Swing Line Commitment Amount of $10,000,000.00